Exhibit 10.1
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
LOAN AGREEMENT
     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (the “Amendment”), dated as of January 23, 2008, is made and entered into by and among HSBC BANK USA, NATIONAL ASSOCIATION, as the lender (the “Lender”), ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware, as a borrower (“Royal Gold”) and HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as a borrower (“High Desert”, with each of Royal Gold and High Desert individually referred to herein as a “Borrower” and collectively referred to herein as the “Borrowers”).
Recitals
     A. The Lender and the Borrowers are parties to the Second Amended and Restated Loan Agreement dated as of January 5, 2007, as otherwise amended, modified, supplemented and restated from time to time (the “Loan Agreement”).
     B. The Lender and the Borrowers desire hereby to amend the Loan Agreement as set forth herein, including extending the scheduled maturity date of the Loan Agreement to December 31, 2012, and to ratify and confirm (i) the Loan Agreement as so amended and (ii) the other Loan Documents.
Agreement
     NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings given thereto in the Loan Agreement.
     2. Amendments to the Loan Agreement.
          a. The Loan Agreement is hereby amended by deleting the defined term “Borrowing Base Metals Price” therefrom and substituting the following therefor:
     “Borrowing Base Metals Price” shall mean: (a) for Gold, the lesser of (x) $500 per Ounce of Gold or (y) 90% of the then Spot Price in Dollars per Ounce of Gold maintained by the Lender on any date of determination; (b) for Silver, the lesser of (x) $7.50 per Ounce of Silver or (y) 90% of the then Spot Price in Dollars per Ounce of Silver maintained by the Lender on any date of determination; and (c) for Copper, the lesser of (x) $1.50 per pound of Copper or (y) 90% of the then Spot Price in Dollars per pound of Copper maintained by the Lender on any date of determination.

          b. The Loan Agreement is hereby amended by deleting the defined term “Scheduled Maturity Date” therefrom and substituting the following therefor:
     “Scheduled Maturity Date” means December 31, 2012.
          c. The Loan Agreement is hereby amended by deleting the defined term “Spot Price” therefrom and substituting the following therefor:
     “Spot Price” means: (i) with respect to Gold, the P.M. price fixing for gold by the London Bullion Association as reported in The Wall Street Journal or any other agreed upon successor publication for the applicable time or time period; (ii) with respect to Silver, the price fixing for silver by the London Bullion Association as reported in The Wall Street Journal or any other agreed upon successor publication for the applicable time or time period; and (iii) with respect to Copper, the spot Copper COMEX price as reported in The Wall Street Journal or any other agreed upon successor publication for the applicable time or time period.
          d. The Loan Agreement is hereby amended by deleting Section 6.12(a) therefrom and substituting the following therefore:
(a) Tangible Net Worth. The Borrowers, on a consolidated basis, shall at all times maintain a Net Worth of not less than the sum of $330,000,000 plus 50% of the Borrowers’ Net Profits for each completed fiscal quarter (excluding any fiscal quarter in which the Borrowers’ Net Profits are negative) beginning with the fiscal quarter ended December 31, 2007 on a cumulative basis.
          e. The Borrowers and the Lender agree that the Loan Agreement, as amended hereby, is extended, continued, ratified, restated and effective until December 31, 2012.
          f. As a condition to the Lender entering into this Amendment, each Borrower irrevocably agrees that each of the Loan Documents and all guaranties, grants of security, mortgages, liens, deeds, pledges and rights thereunder, are hereby extended, continued, ratified and confirmed, remain in full force and effect and apply to the Loan Agreement as extended and amended hereby.
          g. This Amendment and all other Instruments executed and delivered by any Borrower in connection with this Amendment are and shall be deemed to be “Loan Documents” for all purposes.
     3. Representations and Warranties.
          a. Each Borrower hereby jointly and severally remakes and restates each of its representations and warranties in the Loan Agreement and the other Loan Documents, effective as of the date of this Amendment, which representations and warranties are incorporated herein by reference as if fully set forth. Each Borrower jointly and severally represents and warrants that each of the Schedules attached to the Loan Agreement is true, complete and accurate as of the date hereof, except for those changes set forth on the revised Schedules attached hereto.

          b. Each Borrower hereby jointly and severally represents and warrants that (i) this Amendment and each other Instrument delivered by a Borrower in connection herewith has been duly authorized, executed and delivered by each Borrower, (ii) this Amendment and each other Instrument delivered by a Borrower in connection herewith is binding upon and enforceable against each Borrower in accordance with its terms, (iii) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery and performance of this Amendment and the other Instruments delivered in connection herewith, and (iv) no Potential Event of Default or Event of Default has occurred and is continuing or will occur as a result of the consummation of the transactions contemplated hereby.
     4. Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions precedent:
          a. The Lender has received duly executed originals of (i) this Amendment, and (ii) a certificate from each Borrower, substantially in the form of Exhibit A hereto.
          b. The Lender shall have received evidence reasonably satisfactory to the Lender that this Amendment has been approved and entered into pursuant to approval by the Board of Directors of each Borrower.
          c. The Lender shall have received evidence reasonably satisfactory to the Lender that the Collateral Agreements remain in full force and effect as valid, perfected, enforceable first priority Liens on the Collateral, except for Liens permitted by the Loan Agreement, enforceable through the extended Scheduled Maturity Date.
          d. The Borrowers shall have obtained all necessary approvals and consents of Governmental Authorities and other Persons, if any, required in connection with the execution, delivery and performance of this Amendment and the other Instruments contemplated hereby and the performance of the transactions contemplated thereby.
          e. The Lender shall have received such other Instruments, certificates, information and opinions as the Lender may reasonably request, in each case, in form and substance reasonably satisfactory to the Lender.
     5. Miscellaneous Provisions.
          a. Each Borrower hereby covenants and agrees that (a) within 14 days after the date of this Amendment, each Borrower shall have delivered to the Lender duly executed and acknowledged originals of an amendment to each Mortgage in form and content satisfactory to the Lender, in order to provide notice of the extension of the Scheduled Maturity Date (the “Mortgage Amendments”) and (b) within 30 days after the date of this Amendment, each executed Mortgage Amendment shall have been filed of record with the applicable Governmental Authority in accordance with the applicable recording requirements. Each Borrower further agrees to promptly perform or cause to be performed all other acts or cause to be executed and delivered to the Lender all other Instruments, which are necessary or advisable to continue and maintain the perfection of the Collateral Agreements through the revised Scheduled Maturity Date

          b. This Amendment is a Loan Document. The Loan Agreement as amended by this Amendment is hereby ratified, approved, confirmed and continued in each and every respect, and the parties hereto agree that the Loan Agreement remains in full force and effect in accordance with its terms. Nothing contained herein shall be construed to release, terminate or act as a novation of, in whole or in part, any Loan Document or any guaranty, lien, mortgage, deed, pledge or security interest granted pursuant thereto. All references to the Loan Agreement in each of the Loan Documents and in any other document or instrument shall hereafter be deemed to refer to the Loan Agreement as amended hereby. The Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment or in any agreement executed and delivered by the Lender in connection herewith, and the Loan Documents are hereby ratified, confirmed, and extended.
          c. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.
          d. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Amendment may be validly executed and delivered by facsimile, e-mail or other electronic transmission, and a signature by facsimile, e-mail or other electronic transmission shall be as effective and binding as an original signature.
          e. The execution, delivery and effectiveness of this Amendment shall not operate or be deemed to operate as a waiver of any rights, powers or remedies of the Lender under the Loan Agreement or any other Loan Document or constitute a waiver of any provision thereof.
          f. This Amendment shall be binding upon and inure to the benefit of the Lender and each Borrower, and their respective successors and assigns permitted by the Loan Agreement.
          g. The Borrowers shall pay all reasonable costs, fees and expenses paid or incurred by the Lender incident to this Amendment, including, without limitation, the reasonable fees and expenses of Lender’s counsel in connection with the negotiation, preparation, delivery and execution of this Amendment and any related documents.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

Borrowers:

ROYAL GOLD, INC.

By:	/s/ Tony Jensen

Name:	Tony Jensen
Title:	President and Chief Executive Officer

HIGH DESERT MINERAL RESOURCES, INC.

By:	/s/ Tony Jensen

Name:	Tony Jensen
Title:	President

The Lender:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ P. E. Kavanaugh

Name:	P.E. Kavanaugh
Title:	Senior Vice President

EXHIBIT A
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